Annex 4 (Annex 2 to the Shareholders Agreement)






                             ARTICLES OF ASSOCIATION
                            of the stock corporation







                     Jablonecka teplarenska a realitni, a.s.

TABLE OF CONTENTS
-----------------


PART I            BASIC PROVISIONS

Article 1         Incorporation of the Stock Corporation

Article 2         Business Name and Registered Office of the Company

Article 3         Duration of the Company

Article 4         Scope of Business/Activities of the Company

Article 5         Registered Capital of the Company

Article 6         Shares

Article 7         Paying off the Shares

Article 8         Transfer of Shares

Article 9         Bonds


PART II           COMPANY ORGANIZATION

Article 10        Company Bodies



A.                GENERAL MEETING

Article 11        Status and Scope of the General Meeting

Article 12        Convening and Venue of the General Meeting

Article 13        Participation in the General Meeting

Article 14        Deliberations of the General Meeting

Article 15        General Meeting's Decision-Taking



B.                BOARD OF DIRECTORS

Article 16        Status and Competencies of the Board of Directors

Article 17 Composition, Establishment and Term of Office of the Board of Directors

Article 18        Convening the Board of Directors' Meeting

Article 19        Board of Directors' Meeting

Article 20        Board of Directors' Decision-Taking

Article 21        Board of Directors' Decision-Taking out of the Meeting

Article 22        Remuneration of the Board of Directors' Members

Article 23        Non-Competition and Confidentiality



C.                SUPERVISORY BOARD

Article 24        Status and Competencies of the Supervisory Board

Article 25        Supervisory Board's Composition, Establishment and Term of
                  Office

Article 26        Convening of the Supervisory Board

Article 27        Supervisory Board's Meeting

Article 28        Supervisory Board's Decision-Taking

Article 29        Non-Competition and Confidentiality

Article 30        Remuneration of the Supervisory Board's Members



PART III          GENERAL DIRECTOR

Article 31        General Director's Authority and Position


PART IV           ACTING ON BEHALF OF THE COMPANY

Article 32        Acting on Behalf of the Company

Article 33        Signing on Behalf of the Company

Article 34        Procuracy



PART V            COMPANY ECONOMY

Article 35        Business Year and Fiscal Year

Article 36        Company Records and Accounting

Article 37        Financial Statements

Article 38        Abbreviated Quarterly Balance Sheet

Article 39        Profit Allocation

Article 40        Reserve Fund

Article 41        Settlement of Company Losses

Article 42        Increase in the Registered Capital

Article 43        Increase in the Registered Capital by Subscription for New
                  Shares

Article 44        Conditional Increase in the Registered Capital

Article 45        Increase in the Registered Capital from Own Resources

Article 46        Increase in the Registered Capital by the Board of Directors

Article 47        Registered Capital Decrease

Article 48 Registered Capital Decrease by Decreasing the Nominal Value of Shares and Interim Certificates

Article 49 Registered Capital Decrease by Withdrawal of Shares from the Market by Drawing

Article 50 Registered Capital Decrease by Withdrawal of Shares on the Basis of Public Proposal

Article 51        Registered Capital Decrease by Abandonment of a Share Issue



PART VI           WINDING-UP AND DISSOLUTION OF THE COMPANY

Article 52        Ways of the Company's Winding-up

Article 53        General Meeting's Decision on Company's Winding-up

Article 54        Company's Liquidation

Article 55        Company's Dissolution



PART VII          FINAL PROVISIONS

Article 56        Notices

Article 57        Legal Relations in the Company and Settlement of Disputes

Article 58        Amendments and Changes of the Articles of Association

Article 59        Interpretation Clause

                                       I.

                             INTRODUCTORY PROVISIONS


                                    Article 1

                     Incorporation of the Stock Corporation
                     --------------------------------------

The stock corporation Jablonecka teplarenska a realitni, a.s. ("the Company") was established by entry in the Commercial Register on 7th December 1994, and was recorded in Section B, Insert 643 of the Commercial Register kept by the Regional Court in Usti nad Labem.


                                    Article 2

               Business Name and Registered Office of the Company
               --------------------------------------------------

1.  Business name of the Company is as follows:

Jablonecka teplarenska a realitni, a.s.

2. Registered office of the Company is:

Jablonec nad Nisou, Liberecko 104



                                    Article 3

                             Duration of the Company
                             -----------------------

The Company has been established for indefinite period of time.


                                    Article 4

                   Scope of Business/Activities of the Company
                   -------------------------------------------

Scope of business/activities of the Company is as follows:

a) purchase and sale of real estates,

b) purchase of goods to be sold and sale in the frame of free licenses,

c) heat generation and distribution.


                                   Article 5

                       Registered Capital of the Company
                       ---------------------------------

1. Registered capital of the Company amounts to CZK _________ (___________ Czech crowns).

2. The General Meeting decides on an increase or reduction in the registered capital on the basis of generally binding legal regulations and provisions of these Articles of Association.


                                    Article 6

                                     Shares
                                     ------

1. The Company's registered capital, mentioned in Article 5 para. 1, is divided into 1,000 (one thousand) shares of nominal value CZK 1,000 (one thousand Czech crowns). The Company's shares are registered and certificated shares.

2. The Company shall maintain a list of shareholders for shares, in which the type and form of share, its nominal value, the business name or designation and registered office of a legal entity or name and place of residence of a natural person who is a shareholder, and the share's serial number and changes in that information. At a shareholder's request, the company shall provide him with an extract from the part of the shareholders' list relating to such shareholder.


                                    Article 7

                              Paying off the Shares
                              ---------------------

1. On an increase in the registered capital by subscription of new shares, the General Meeting shall stipulate the terms and method of share paying-off on the basis of generally binding legal regulations and provisions of these Articles of Association.

2. Subscribing the shares on increasing the registered capital, the subscriber shall pay off a part of their nominal value as stated by the General Meeting, however not less than 30 per cent plus capital in excess of par value, if any, otherwise the share subscription is invalid. The remaining part of the issue price of the shares shall be paid off by the subscriber within one year of the entry of the registered capital increase in the Commercial Register. Non-monetary contributions have to be paid off prior to a submission of the application for entry of the registered capital increase in the Commercial Register.

3. In case of a delay in paying off the issue price of the shares subscribed or of its payable part according to paragraph 2., the subscriber shall pay the outstanding sum within 30 (thirty) days from delivery of the Board of Directors' call, otherwise the Board of Directors shall ask for a return of the interim certificate within a reasonable time-limit as specified by them. If the excluded subscriber does not return the interim certificate within the specified time-limit, the Board of Directors shall declare the certificate invalid and issue, instead of it, a new interim certificate or shares to the person approved by the General Meeting, who will pay the issue price of these shares. If no new provisional certificate or shares are issued, the General Meeting decides on registered capital decreasing according to Article 51.

4. In case of delay in repayment of the issue price of the subscribed shares or its part payable, the forbearance money shall always be 30 per cent p.a. out of the outstanding sum.


                                    Article 8

                               Transfer of Shares
                               ------------------

1. The shareholders have the priority to obtain (by purchase, gift, exchange or otherwise) the Company's shares.

2. If a shareholder ("the transferor") wishes to sell or otherwise dispose of his/her shares, then:

      a) the transferor shall notify (by registered mail) the other shareholders of his/her intention and method of disposal ( "the first notification of transfer"). The first notification of transfer shall contain the unit price of transferred the shares, the method of its repayment, names and addresses of all potential transferees (if potential transferee acts on behalf or to the account of a third party, also the name and address of the third party), and also any other conditions of the transfer intended.

      If the intended disposal of shares means their exchange, the transferor shall specify the exchange object and its market price instead of the unit price of shares. At a request of some shareholders (in case of reasonable doubts regarding the price of the exchange object) the transferor shall evidence the price by an expert estimation. The unit price at which the shares will be offered to the other shareholders will then be calculated from the exchange object price.

      b) the transferor shall offer the other shareholders his/her shares in the first notification of transfer (maximum under the same conditions like the ones offered by a third party), and namely at the ratio corresponding to the contribution of their shares in the registered capital of the Company.

      c) the shareholders, who fully or partially accept the transferor's offer ("the first acceptance"), shall pay, in case of purchase, the purchase price for the shares offered, under the conditions stated in the offer, namely within 30 (thirty) days from delivery of the first notification of transfer. If some of the shareholders do not accept the transferor's offer before them in full extent, it shall be considered that they have refused the offer to this extent.

      d) in case that the other shareholders do not accept the offer for all offered shares of the transferor after expiration of the first acceptance time-limit, the transferor shall without unnecessary delay offer all refused shares to those shareholders who have accepted the offer in full extent ("the second notification of transfer").

      e) in the second notification of transfer, the transferor shall specify total number of refused shares, while the unit price shall conform to the unit price of the first notification of transfer. The shareholders addressed shall inform of the extent to which they have been willing to accept the second offer ("the second acceptance") within 5 (five) days from delivery of the second notification of transfer. The transferor shall confirm the addressed shareholders the extent at which it would be possible to satisfy their second acceptance immediately following delivery of the second acceptance. If the sum of the second acceptances exceed the number of refused shares, the ratio at which the acceptances will be satisfied depends on the transferor's will.

      In case of sale of shares the period for the purchase price to be paid is 30 (thirty) days from delivery of confirmation of the first acceptance.


3. If none of the shareholders accepts the offer in the first notification of transfer in full extent or if the offer is not accepted in full extent in the second notification of transfer, the transferor shall have the right to transfer the refused shares ("the free shares") to a transferee, and that under conditions in compliance with the first notification of transfer. The unit price of the free shares transferred must be at least the same or higher than the unit price stated in the first notification of transfer.

4. If the share transfer is not implemented in compliance with the terms of the first notification, namely not later than 30 (thirty) days from expiration of the period for the second acceptance [or within 30 (thirty) days from expiration of the period for the first acceptance, if none of the shareholders accepts the offer in full extent], the shares shall be considered free and shall again be subject to priority according to these Articles of Association.

5. Transferability of interim certificates substituting the unpaid inscribed registered shares is limited in the same way.


                                    Article 9

                                      Bonds
                                      -----

1. The Company may, on the basis of the General Meeting's resolution, issue bonds, that carry a right of exchange for the Company's shares ("the convertible bonds") or bonds that carry pre-emptive rights to a share subscription ("bonds with attached pre-emptive rights"), provided that the General Meeting concurrently decides on a conditional increase in the capital stock.

2. The resolution of the General Meeting under paragraph 1 must be passed by a two thirds majority of the attending shareholders.

3. Shareholders of the company have a right of pre-emption to acquire convertible bonds and bonds with attached pre-emptive rights.


                                       II.

                              COMPANY ORGANIZATION


                                   Article 10

                                 Company Bodies
                                 --------------

The bodies of the Company are as follows:

A.  General Meeting

B.  Board of Directors

C.  Supervisory Board



                               A. GENERAL MEETING


                                   Article 11

                 Status and Competencies of the General Meeting
                 ----------------------------------------------

1. The General Meeting is the supreme body of the Company. It consists of all shareholders present.

2. The following falls under the authority of the General Meeting:

     a) decisions to amend the Articles of the Association, provided such amendment is not a consequence of an increase to authorized capital by the Board of Directors in accordance with Section 210 of the Commercial Code,

     b) decisions on an increase or a decrease to the Company's registered capital in form of monetary or nonmonetary contributions and on the issue of bonds; the powers of the Board of Directors under Section 210 of the Commercial Register are not hereby affected,

     c) decision on exclusion or restriction of a pre-emptive right to obtain convertible bonds and bonds with attached pre-emptive rights, and on exclusion or restriction of the pre-emptive right to subscribe new shares according to Section 204a of the Commercial Code,

     d) the election and recall of members of the Board of Directors and the Supervisory Board, other than members of the Supervisory Board elected in accordance with Section 200 of the Commercial Code,

     e) the approval of the financial statements, decisions on the distribution of profit or covering of loss and the setting of Board members' directors' fees,

     f) deciding to change the type or form of shares, the rights pertaining to each type of share, restricting the negotiability of registered shares,

     g) decision on Reserve Fund increase over the limit set forth by the Articles of Association,

     h) decision on establishment or cancellation of other bodies not defined in
     Article 10 of the Articles of Association, and definition of their statuses and competencies including their relation to the Board of Directors and the other bodies of the Company,

     i) decisions on remuneration to the members of the Board of Directors and the Supervisory Board,

     j) decisions on the liquidation of the Company and the approval of shares in the net proceeds of liquidation and decisions on the Company's transformation to another form or cooperative, merger, consolidation or division,

     k) decisions on submitting requests for permission for public trading in the Company's shares in accordance with the special law on canceling the public tradability of shares,

     l) decision on transformation of the shares issued as certificated securities to uncertificated securities and vice versa,

     m) decision to sell the enterprise in whole or part,

     n) decision on authorization of the Board of Directors to increase the registered capital,

     o) decision on creating new funds of the Company and determination of rules of their creation and use;

     p) decision on other issues which the law or these Articles of Association entrust to the authority of the General Meeting.



                                   Article 12

                   Convening and venue of the General Meeting
                   ------------------------------------------

1. The General Meeting is held at least once a year. It is convened by the Board of Directors, or by one of its members in cases stipulated by law, in such a way that it is held no later than eight months after the final day of the accounting period.

2. The Board of Directors is obliged to call an Extraordinary General Meeting if:

     a) it learns that the Company's losses have exceeded half of its authorized capital,

     b) the Company is bankrupt,

     c) if it is required by other interests of the Company,

     d) if requested by a shareholder whose shares have a nominal value exceeding 10 per cent of the registered capital to discuss matters proposed.

3. The Supervisory Board shall convene the General Meeting whenever the interests of the Company so require, and propose any necessary measures to it.

4. The General Meeting is convened by sending an invitation to the shareholders by registered mail, at least 30 days prior to the General Meeting. The Extraordinary General Meeting pursuant to paragraph 2 d) is convened by the Board of Directors in such a way that it shall be held within 40 days of the date, when it received the application for its convocation. In this case the time-limit for sending the written invitation is at least 15 days prior to Extraordinary General Meeting. Unless the Board of Directors meets this duty, the court, at a request of the shareholders stated in paragraph 2 d), shall make a decision on their authorization to convene the Extraordinary General Meeting.

5. Notification of the holding of the General Meeting must contain the Company's trading name and registered office, the date, time and venue where it is to be held, an indication of whether it is an ordinary, extraordinary or reconvened General Meeting, the agenda for the General Meeting, requirements of the Articles of Association for participation of shareholders at the General Meeting and performance of their voting rights, and other prerequisites prescribed by these Articles of Association or generally binding legal regulations.

6. At the request of shareholders owning shares with a nominal value exceeding 10 per cent of the registered capital, the Board of Directors is obliged to include matters specified by such shareholders in the agenda for the General Meeting. If such request was received after the published announcement, the Board of Directors shall send a supplement to the agenda for the General Meeting by registered mail at least ten days before the General Meeting. If such sending is not possible, matters in the agenda which were not presented in the invitation may only be decided with the participation and the consent of all of the Company's shareholders.

7. The General Meeting is usually held at the Company's registered office. It may be however held elsewhere.


                                   Article 13

                        Participation in General Meeting
                        --------------------------------

1. Every shareholder has the right to attend the General Meeting, to vote, to ask for explanations, and to receive answers with regard to matters concerning the company, if such matters are on the agenda of the General Meeting, and to make proposals and counterproposals.

2. The shareholder cannot exercise a voting right:

     a) attached to an interim certificate if he is in default on making part payments for the issue price of not fully-paid shares;

     b) if the General Meeting is deciding on valuation of his nonmonetary contribution;

     c) if the General Meeting is deciding whether a contract is to be concluded with him or whether non-performance of some duty should be excused;

     d) if he breaches his duty to make a public proposal for purchase of the shares under Section 183b of the Commercial Code in the scope by which the shares acquired by him exceed the proportion which binds the shareholder to make a public proposal to conclude the contract for purchase of such shares;

    e) when he breaches his duty under Section 183d;

    f) in other cases prescribed by law.

3. A shareholder may participate and exercise voting rights at the General Meeting personally, by its statutory body or by proxy on the basis of a written letter of proxy. The shareholder's proxy on the basis of the power of attorney shall hand over the written power of attorney, wherein his/her powers are defined unambiguously, on checking the list of persons present. The shareholder's signature must be officially certified. A member of the Company's Board of Directors or Supervisory Board may not be a shareholder's proxy.

On registration, every shareholder or his/her proxy shall submit the following documents:

a) natural person:
------------------

- valid identity card of the shareholder or his/her proxy (the power of attorney with formally authenticated signature in case of the proxy).

b) for legal entity:
-------------------

- updated extract from the Commercial Register, not older than three months,

- valid identity card of the statutory body or a member of the statutory body acting on behalf of the legal entity, or of its proxy (power of attorney with formally authenticated signature in case of the proxy).

4. The members of the Board of Directors and Supervisory Board take part in the General Meeting.

5. Shareholders in attendance at the General Meeting are inscribed in an attendance roll which indicates the business name or designation in registered office of a legal entity or name and place of residence of a natural person who is a shareholder, or of his proxy holder, the number of shares and the nominal value of shares entitling the shareholder to vote, or where applicable the fact that the shares do not entitle the shareholder to vote. The Chairman of the General Meeting and the minutes clerk elected in accordance with these Articles of Association shall certify the correctness of the attendance roll by their signatures. If the Company refuses to inscribe a certain person in the attendance roll, it shall indicate this fact in the attendance roll along with the reason for the refusal.


                                   Article 14

                      Deliberations of the General Meeting
                      ------------------------------------

1. The General Meeting is conducted by the elected General Meeting Chairman, or, until his/her election, a member of the Board of Directors authorized by the Board of Directors.

2. After commencement of the General Meeting, the authorized member of the Board of Directors puts forward the proposal for approval of the General Meeting Rules of Procedure and Voting as the first point of the agenda. The Rules of Procedure and Voting shall govern the organization of proceedings and voting at the General Meeting in details, and also include the Board of Directors' proposal for occupation of the functions of the General Meeting's bodies, namely the Chairman, Minute Clerk, two verifiers of the minutes and vote tellers of the General Meeting. A counterproposal for occupation of the General Meeting's bodies, if any, shall contain the name of particular person, while the person shall be present and must agree with his/her potential nomination.

In case of a duly put forward counterproposal, the authorized member of the Board of Directors shall first vote on the original proposal of the Board of Directors. If the proposal passes, it is not necessary to vote on counterproposals. Otherwise it shall be voted gradually on all counterproposals, and that in the order in which they were put forward or handed over in writing until all members of the General Meeting's bodies are elected. The same procedure shall apply to the voting on counterproposals put forward during further proceedings of the General Meeting.

Counterproposals can be put forward only before voting begins to relevant item of the agenda.

3. Explanations to potential questions of the shareholders regarding the Company related matters included in the General Meeting's agenda shall be given to the shareholders in course of the General Meeting proceedings. The other questions shall be answered in course of the General Meeting or within 30 days in writing to the questioner's address. The Chairman of the Board of Directors shall take a decision on the method of answer.

4. To ensure due proceedings the Chairman of the Board of Directors can take an organizational measure or announce a break in the proceedings anytime in course of the General Meeting.

5. The way of voting i.e. whether the voting will be public (by acclamation) or secret, by means of voting slips, shall be specified in the Rules of Procedure and Voting. It is possible to use computers for voting and scrutinizing.

6. The Chairman or authorized member of the Board of Directors shall decide the order of questions, who supports the motion who votes against the proposal, and who abstained on public voting. In case of giving only two of these questions, the result of the last question shall be recorded according to the number present persons, who did not vote on the questions put.

7. The General Meeting can continue the proceedings, if it is clear during scrutinizing that required majority of votes to accept a decision has been achieved or if it is evident that such a majority cannot be achieved. The correct result of the voting shall be put down in the General Meeting's minutes.

8. Proposals, statements and other documents presented for discussion at the General Meeting shall be attached to the minutes of the General Meeting.

9. The Board of Directors is obliged to ensure that the minutes are prepared within 30 days of the day on which the General Meeting was concluded. The minutes shall be signed by the Chairman of the General Meeting, the Minutes Clerk and the two elected Verifiers.

10. Every shareholder may at any time request that the Board of Directors issue a copy of the minutes or a part thereof throughout the time of the Company's existence. The expenses connected with obtaining a copy of the minutes or a part thereof shall be borne by the shareholder.


                                   Article 15

                        General Meeting's Decision-Taking
                        ---------------------------------

1. The General Meeting takes resolutions.

2. General Meeting has a quorum, if shareholders who own shares of nominal value exceeding 67 per cent of the registered capital of the Company are present personally or represented by their proxies or statutory bodies.

3. If a quorum has not been achieved after expiry of one hour from the time for which the General Meeting has been convened, the Board of Directors shall reconvene the General Meeting. The Board of Directors shall convene such reconvened General Meeting by means of a new invitation, while an invitation must be sent no later than 15 days after the day for which the original General Meeting was convened. The reconvened General Meeting must be held 6 weeks of the day for which the original General Meeting was convened. Notification of the reconvening of the General Meeting must be published within 15 days of the day on which the original General Meeting was to have been held. The new General Meeting must have an unmodified agenda and shall have a quorum regardless of the number of the shareholders present and the total nominal value of their shares.

4. Matters not placed on the proposed agenda of the General Meeting may be decided only in the presence, and with the consent, of all shareholders of the Company or their proxies.

5. Every 1,000 CZK of the nominal value of the shares represents one vote of a shareholder.

6. The General Meeting passes resolutions by a majority of vote of the attending shareholders, unless these Articles of Association require qualified majority.

7. A qualified majority means that at least two-thirds or three quarters of votes of the attending shareholders are reqired to pass a resolution, unless it is further stipulated otherwise.

8. The qualified (two-thirds) majority vote of the attending shareholders shall be required when deciding on the following matters:

     a) on amendments to the Articles of Association, unless it concerns a change resulting from an increase in the registered capital decided by the Board of Directors under Section 210 of the Commercial Code;

     b) on an increase or decrease in the Company's registered capital and on the issue of bonds;

     c) on the winding-up of the Company and approving shares in the liquidation remainder, and deciding on the Company's transformation to another company form or a coopertive, the Company's merger, consolidation or division;

     c) decision on establishment or cancellation of other bodies not defined in
     Article 10 of the Articles of Association, and definition of their statuses and competencies including their relation to the Board of Directors and the other bodies of the Company;

     d) on the sale of the Company or its part.

Should the General Meeting decides on increasing or reducing the registered capital, it should require approval by no less than a two-thirds majority of the attending shareholders of each class of share which the Company issued, or instead of which it issued interim certificates.

9. The qualified (three-quarters) majority of the attending shareholders shall be required for deciding on the following matters:

     a) elimination or restriction of pre-emptive rights to convertible bonds or to bonds carrying pre-emptive rights;

     b) elimination or restriction of pre-emptive rights to subscribe for new shares to increase the registered capital;

     c) increasing the registered capital by nonmonetary contributions.

If the Company issued more than one class of shares, approval by at least a three- quarters majority of the attending shareholders owning each class of shares, or instead of which interim certificates were issued, shall be required for the General Meeting's decision.

10. Approval by no less than a three-quarters majority of the attending shareholders owning the appropriate shares shall be required for the General Meeting's decision on the following matters:

    a) a change of the rights attached to a particular class of shares,

    b) a change of the class of shares,

    c) a restriction of transferability of registered shares,

    d) a cancellation of public tradability of the Company's shares.



                              B. BOARD OF DIRECTORS


                                   Article 16

                Status and Competencies of the Board of Directors
                -------------------------------------------------

1. The Board of Directors is a statutory body of the Company, which manages the Compnay's activity, secures it management and acts in its name.

2. The Board of Directors takes decision in all of the Company's affairs except those reserved by law or by these Articles of Association to the authority of the General Meeting.

3. The Board of Directors in particular:

     a) carries out the management of the Company's business and ensures operational matters of the Company;

     b) perform the rights of employer within the competence of the organization manager according to the Labour Code or other employment and legal regulations;

     c) convenes the Ordinary General Meeting at least once a year, or the Extraordinary or Reconvened General Meeting, as the case may be, and organizes them;

     d) decides on heat prices in compliance with the Agreement on Heat Price Costing for Residential Customers concluded between the City and SCT;

     e) ensure elaborating of the following documents and submits them to the General Meeting:

       - proposal for conception of business activities of the Company and proposals for its changes;

       - proposals for changes in the Articles of Association;

       - proposals for registered capital increase/decrease, or for issue of bonds;

       - financial statements;

       - proposal for profit distribution including level and method of payment of dividend and director's fees;

       - report on business activities of the Company and of the state of the Company's assets on the date of holding the General Meeting;

       - proposals for a settlement of the Company's losses arisen in previous business year and proposals for additional approval of reserve fund use;

       - proposal for a reserve fund increase over the limit stipulated by the Articles of Association;

       - proposals for establishment or cancellation of other bodies not defined in Article 10 of the Articles of Association, and for specification of their status and competencies;

       - proposal for amalgamation, merger, division or cancellation of the Company;

       - proposal for remuneration of the Board of Directors' and Supervisory Board's members.

     f) carries out the General Meeting's resolutions;

     g) organizes the compilation of the financial statements;

     h) decides on the use of money from the Reserve Fund in emergencies, in compliance with the relevant provisions of the Commercial Code;

     i) keeps a list of shareholders in accordance with Article 6 para. 2 of these Articles of Association;

     j) secures the maintenance of the Company's accounting and commercial books and other documents of the Company;

     k) approves transfers of the Company's shares;

     l) exercises also other rights and decisions on other matters that have to be resolved to ensure proper operation of the Company and that are not reserved to the authority of other bodies of the Company by a law or these Articles of Association;

     m) submits the Supervisory Board the Company related reports as required by the Supervisory Board.

4. The Board of Directors acts and signs on behalf of the Company in accordance with Article 32 and 33.

5. The Board of Directors shall follow the principles and instructions approved by the General Meeting, provided that they are in conformity with legal provisions and these Articles of Association.

6. The Board of Directors shall convene an Extraordinary General Meeting, without undue delay, should it ascertain the facts according to Article 12 para.
2a) of these Articles of Association, and shall propose to the General Meeting the wnding-up of the Company and the commencement of its liquidation or adoption of another measure.

7. The Board of Directors is obliged to file with the appropriate court, without undue delay, a motion for adjudication of a bankruptcy order on the Company, if the conditions stipulated by a special law are met. A breach of this duty by fault by a member of the Board of Directors due to negligence shall result in such member's liability for the Company's obligations that will arise after the day when the Board of Directors breached such duty.

8. Members of the Board of Directors are obliged to carry out their functions with due care and to maintain silence on confidential information and facts whose disclosure to third parties may harm the Company. Members of the Board of Directors are not responsible for any harm they cause to the Company by carrying out an instruction by the General Meeting, provided at least one member of the Board of Directors has alerted the General Meeting to the inappropriate nature of the instruction and has requested that a protest against the inappropriate instruction be recorded in the minutes of the General Meeting and the General Meeting has insisted upon the inappropriate instruction. This does not apply where the instruction by the General Meeting is in conflict with statutory provisions.


                                   Article 17

     Composition, Establishment and Term of Office of the Board of Directors
     -----------------------------------------------------------------------

1. The Board of Directors has 5 (five) members.

2. The members of the Board of Directors are elected and recalled by the General Meeting.

3. The Board of Directors, as a team, is elected for a three-year period. The term of office does not end until a new Board of Directors is elected, it starts on the day of electing the Board members, i.e. all of its members.

If the term of office of the individual Board members does not end earlier, it will finish on the last date of the Board of Directors' term of office irrespective when they were elected as Board members by the General Meeting. Any Board member can be reelected.

4. A member of the Board of Directors may withdraw from the function by his/her written statement delivered to the Board of Directors. In such a case his/her function expires on the date when his/her withdrawal has been or should have been discussed by the Board of Directors'. Unless the Board of Directors stipulates otherwise, the office of the Board of Directors is identical with the Company's registered office.

5. The Board of Directors whose number of members elected by the General Meeting has not fallen below one half may appoint substitute members to serve until the next General Meeting that shall elect the appointed member or another natural person.

6. The Board of Directors shall elect its Chairman and Deputy Chairman out of its members.

7. The Deputy Chairman stands for the Chairman following a mutual agreement or if the Chairman is not able to perform his function for any reason. Provided the Deputy Chairman is not able to perform his function either, his function shall be performed by a member of the Board of Directors authorized to do so in compliance with the Rules of Procedure of the Board of Directors. In such cases the Deputy Chairman or authorized Board member shall take over the rights and obligations of the Board Chairman.


                                   Article 18

                    Convening the Board of Directors' Meeting
                    -----------------------------------------

1. The Board of Directors meets at least once in three months.

2. The meeting of the Board of Directors is convened by its Chairman by means of a written invitation, in which he shall specify the place, date, hour and agenda of the meeting. The other conditions shall comply with the Rules of Procedure of the Board of Directors.

3. The Chairman of the Board of Directors is obliged to convene the Board of Directors within 15 days of delivery of a request whenever it is required so in writing by any Board member of the Supervisory Board. The invitation must contain a reason for convening the Board of Directors' meeting and a draft agenda of the meeting.


                                   Article 19

                           Board of Directors' Meeting
                           ---------------------------

1. Meetings of the Board of Directors are conducted by its Chairman. The Chairman can charge the Deputy Chairman or a member of the Board of Directors to preside over the meeting.

2. Minutes are taken of the proceedings and decisions of the Board of Directors, signed by the Chairman of the Board of Directors and the Minutes Clerk.

3. Minutes of meetings of the Board of Directors must name Board members who voted against individual resolutions of the Board of Directors or who abstained from voting. Unless it is provided otherwise, it shall apply that members not recorded voted in favor of a particular resolution.

4. Expenses connected with meetings of the Board of Directors are borne by the Company.


                                   Article 20

                       Board of Directors' Decision-Taking
                       -----------------------------------

1. The Board of  Directors  takes  resolutions  and has a quorum when at least 4
(four) of its members are present.

2. A majority vote of the attending shareholders is required to pass a resolution concerning any matter discussed at the meeting of the Board of Directors, unless these Articles of Association require a different majority.

3. On election and recall of the Board Chairman or Deputy Chairman, these persons shall not vote.

4. The votes of all members of the Board of Directors are required to pass a resolution concerning heat prices in accordance with the provision of Article 16 para. 3d).


                                   Article 21

             Board of Directors' Decision-Taking out of the Meeting
             ------------------------------------------------------

1. In emergencies, if all members of the Board of Directors agree, the Chairman of the Board of Directors may ask for the decision per rollam by written, teletype, fax or similar question to all members of the Board of Directors. However, in such a case, all of the members must express their opinion to the proposal and the decision must be taken univocally. A decision per rollam must be incorporated in the minutes of the next Board of Directors' meeting.

2. Any organizational activities connected with decision taking out of the meeting of the Board of Directors shall be ensured by the Chairman of the Board of Directors.


                                   Article 22

                 Remuneration of the Board of Directors' Members
                 -----------------------------------------------

1. The level of bonuses of the Board of Directors' members shall be decided by the General Meeting.

2. The Board of Directors decides on the distribution of bonuses according to para. 1 to its members and on the date on which the bonuses shall be paid.

3. On the basis of yearlong results, the members of the Board of Directors may be paid director's fees, the level and payment of which is decided by the General Meeting of the Company.

4. The Board of Directors decides on the distribution of director's fees to its members.

5. In case of shorter than yearlong work of a member of the Board of Directors in this body of the Company, he is entitled to receive an aliquot part of bonuses and director's fees. He shall not be given the aliquot part, if he has worked as a member of the Board of Directors for a period shorter than two months.

6. The director's fees are due within three months of the date when a resolution concerning their levels and payment was passed by the General Meeting.


                                   Article 23

                       Non-Competition and Confidentiality
                       -----------------------------------

1. In addition to the facts listed in Section 196 para. 1 of the Commercial Code, any member of the Board of Directors shall not:

     a) use the reputation of the Company's products or services intending to make such a profit for himself or for a third person, which otherwise cannot be achieved;

     b) act with the aim to get a priority or other unauthorized benefit for himself or for a third person during his activity;

2. In addition, any member of the Board of Directors shall:

    a) keep secret of production, technical, organizational and other facts learnt by him in course of his activity, and of the facts that shall be kept confidential such as business or professional secret;

    b) keep secret of transactions and balance sheets of the Company; take care that unauthorized persons do not receive such data.



                              C. SUPERVISORY BOARD

                                   Article 24

                Status and Competencies of the Supervisory Board
                ------------------------------------------------

1. The Supervisory Board is the supervising elected authority of the Company.

2. The Supervisory Board shall oversee how the Board of Directors exercises its range of powers and how the business activity of the Company is conducted.

3. In particular, the Supervisory Board

     a) reviews observance of generally binding legal regulations, the Company's Articles of Association and resolutions of the General Meeting;

     b) reviews the annual financial statements and proposal for the allocation of profit, including a proposal for dividend and director's fee payment and submits a report on the results of its reviewing to the General Meeting;

     c) reviews abbreviated quarterly balance sheets;

     d) convenes a General Meeting where this is required in the interests of the Company;

     e) submits its opinions, recommendations and proposals to the General Meeting and the Board of Directors;

     f) examines records, accounting, commercial books and other documents of the Company;

     g) ask the Board of Directors for a report on the Company's business to carry out its supervising activities.

     4. The Supervisory Board follows principles and instructions approved by the General Meeting.


                                   Article 25

        Supervisory Board's Composition, Establishment and Term of Office
        -----------------------------------------------------------------

1. The Supervisory Board has 3 (three) members.

2. The members of the Supervisory Board are elected and recalled by the General Meeting or the Company's employees under Section 200 Subsection 1 of the Commercial Code. A member of the Supervisory Board cannot be a member of the Board of Directors simultaneously.

3. The term of office of the Supervisory Board's members lasts three years. Their term of office may not, however, end before new members have been elected. Any member of the Supervisory Board may be reelected.

4. A member of the Supervisory Board may withdraw from the function by his/her written statement delivered to the Supervisory Board. In such a case his/her function expires on the date when his/her withdrawal has been or should have been discussed by the Supervisory Board. Unless the Supervisory Board is identical with the Company's registered office.

5. The Supervisory Board shall elect its Chairman out of its members.

6. The Chairman of the Supervisory Board may authorize any member of the Supervisory Board to stand in for him. In such a case, the authorized member has rights and duties of the Chairman.


                                   Article 26

                       Convening of the Supervisory Board
                       ----------------------------------

1. The Supervisory Board meets at least four times a year.

2. The meeting of the Supervisory Board is convened by its Chairman by means of a written invitation, in which he shall specify the place, date, hour and agenda of the meeting. The invitations must be dispatched at least 15 days before the meeting. If all members of the Supervisory Board agree, a Board meeting may be convened by wire or fax. However, such an invitation must contain the aforesaid elements and the members of the Supervisory Board must confirm its receipt and must agree with this way of convening the Supervisory Board. The receipt of the invitation must be confirmed and the consent must be given by the beginning of the Supervisory Board's meeting.

3. The Chairman of the Supervisory Board is obliged to convene the Board of Directors whenever it is required so by any Board member or the Board of Directors provided they say an urgent reason for convening of the Supervisory Board.

4. The Board meetings are held in the Company's headquarters, unless the Supervisory Board reaches a different decision.

5. At its discretion, the Supervisory Board may also invite members of other Company's bodies, employees, shareholders and other persons.


                                   Article 27

                         The Supervisory Board's Meeting
                         -------------------------------

1. Meetings of the Supervisory Board are conducted by its Chairman or a Board member authorized by the Chairman.

2. Minutes are taken of the Supervisory Board and the Minutes Clerk. In the minutes, there are also opinions of a minority of the members provided they require it.

3. Expenses connected with meetings of the Supervisory Board are borne by the Company.


                                   Article 28

                        Supervisory Board Decision-Taking
                        ---------------------------------

1. The Supervisory Board takes resolutions and has a quorum whan an absolute majority of its members is present at the meeting.

2. Absolute majority of votes of all members of the Supervisory Board is required to pass a resolution concerning any matter discussed at the meeting of the Supervisory Board.

3. On election and recall of the Board Chairman, this person shall not vote.


                                   Article 29

                       Non-Competition and Confidentiality
                       -----------------------------------

    The same principles of non-competition and confidentiality shall apply to the members of the Supervisory Board as for the members of the Board of Directors set forth in Article 23 of these Articles of Association.


                                   Article 30

                 Remuneration of the Supervisory Board's Members
                 -----------------------------------------------

1. The level of bonuses of the Supervisory Board's members shall be decided by the General Meeting.

2. The Supervisory Board decides on the distribution of bonuses according to para. 1 to its members and on the date on which the bonuses shall be paid.

3. On the basis of yearlong results, the members of the Supervisory Board may be paid director's fees, the level and payment of which is decided by the General Meeting of the Company.

4. The Supervisory Board decides on the distribution of director's fees to its members.

5. In case of shorter than yearlong work of a member of the Supervisory Board in this body of the Company, he is entitled to receive an aliquot part of bonuses and director's fees. He shall not be given the aliquot part, if he has worked as a member of the Supervisory Board for a period shorter than two months.

6. The director's fees are due in nearest payday following the date when a resolution concerning their levels and payment was passed by the General Meeting.



                              III. GENERAL DIRECTOR

                                   Article 31

                    General Director's Authority and Position
                    -----------------------------------------

1. There is a function of the General Director established in the Company. The General Director is appointed and recalled by the Board of Directors, which also defines the scope of General Director's powers and a way of his remuneration.

2. The General Director shall manage the Company within the scope of his powers given him by the Board of Directors in the manager's contract.

Particularly, he shall:

    a) implement the decisions of the General Meeting and Board of Directors;

    b) ensure control of the Company, issue organizational standards and governing acts of the Company;

    c) perform his functions delegated on him by the Board of Directors;

    d) act on behalf of the Company within the written authorization from the Board of Directors;

    e) submit proposals to the Board of Directors.



                       IV. ACTING ON BEHALF OF THE COMPANY


                                   Article 32

                         Acting on Behalf of the Company
                         -------------------------------

The Board of Directors acts on behalf of the Company in all matters concerning the Company towards third parties, before courts and other bodies. Eithe the Chairman of the Board of Directors, or its Deputy Chairman, or at least two members of the Board of Directors jointly are entitled to act on behalf of the Company.



                                   Article 33

                        Signing on Behalf of the Company
                        --------------------------------

Signing on behalf of the Company is carried out in such a way that either Chairman of the Board of Directors and the Deputy Chairman jointly, or at least three members of the Board of Directors jointly put their signatures to the Company's printed, imprinted or written trading name.


                                   Article 34

                                    Procuracy
                                    ---------

1. The Board of Directors may confer procuracy, if need be. If the procuracy includes an authorization to alienate real estate and encumber it, at least 4 members of the Board of Directors must agree with the authorization hereof.

2. The procuracy shall become effective when it is recorded in the Commercial Register.

3. The agent by proxy shall perform his function with due care, and keep secret of confidential information and facts, the disclosure of which to third persons would cause a damage to the Company.



                                       V.

                                 COMPANY ECONOMY


                                   Article 35

                          Business Year and Fiscal Year
                          -----------------------------

The first business year and the first fiscal year of the Company begin by its entry in the Commercial Register and ends on 31st December of current year. Any other business and fiscal years coincide with the calendar years.


                                   Article 36

                         Company Records and Accounting
                         ------------------------------

Records and accounting of the Company shall be made in compliance with relevant generally valid legal regulations.


                                   Article 37

                              Financial Statements
                              --------------------

1. The Board of Directors shall arrange for the compilation of financial statements and a proposal for the profit allocation, including setting of director's fees and the way of their payment or covering of the Company's loss, as the case may be. The Board of Directors shall submit the financial statements to the Supervisory Board for review and to an auditor for verification.

2. After the review by the Supervisory Board and verification by the auditor, the Board of Directors shall send the main data of the financial statements to the shareholders along with an invitation to nearest General Meeting. If the Company issues bearer shares, the Board of Directors shall publish the main data in the notification of the General Meeting. Then, the Board of Directors shall submit the financial statements reviewed by the Supervisory Board and verified by the auditor to the General Meeting. At the same time the Supervisory Board shall submit the General Meeting a report of the results of its review.

3. The Company's auditor is nominated by the Board of Directors and approved by the Supervisory Board for relevant business year in accordance with Section 39 of the Commercial Code.

4. The annual financial statements must be elaborated in compliance with generally valid legal regulations and rules of proper accounting to provide full information of the assets and financial situation of the Company, of the level of profit achieved or loss arisen in the last business year.

5. At a proposal of a shareholder owning more than 10 per cent of the Company's shares, the Company is obliged to enable to examine all the Company's documents by an auditor appointed by the shareholder, for the purpose of an ordinary or extraordinary audit. The expenses connected with such an audit shall be borne by the shareholder unless the Board of Directors decides otherwise.


                                   Article 38

                       Abbreviated Quarterly Balance Sheet
                       -----------------------------------

In addition to the financial statements, the Board of Directors shall ensure elaboration of abbreviated quarterly balance sheets providing basic information of current assets and finance of the Company, effectiveness of its economy in previous three months and of the level of profit or loss arisen in that period. Such an abbreviated quarterly balance sheet is also subject to review by the Supervisory Board.


                                   Article 39

                                Profit Allocation
                                -----------------

1. The General Meeting decides on the allocation of the Company's profit on the basis of a proposal by the Board of Directors, following a review of such proposal by the Supervisory Board.

2. Any shareholder has right to a share in the Company's profit (dividend), which has been approved to be allocated by the General Meeting according to the economic results of the Company. If the Company does not issue preference shares with priority to payment of the dividend, the shareholder's share shall be determined as a ratio of nominal value of his shares and the nominal value of all shareholders' shares.

3. The effectiveness of the General Meeting's decision on payment of dividend shall base the title for dividend payment for all those, who have been authorized persons in accordance with the Commercial Code and these Articles of Association on the General Meeting date.

4. Ways and terms of the dividend payment shall be proposed by the Board of Directors and approved by the General Meeting.

5. The title of a person entitled to dividend ceases, if he does not exercise it within four-year period of the due date.

6. The Company may not distribute profit among shareholders when, according to its financial statements, its net business assets on the last day of the accounting period are in an amount intended only for use in or, due to the allocation of profit, would be lower than the registered capital of the Company, increased by:

    a) the subscribed nominal value of shares, if the Company's shares were subscribed in order to increase the registered capital, and the new registered capital was not entered in the Commercial Register on the day when the annual financial statement was prepared;

    b) the Reserve fund created from profit coverning the Company's losses;

    c) the Reserve fund created under Article 40 para. 4 and 5.



7. The share of members of the Board of Directors and the Supervisory Board in the Company's profit (the director's fees) may be determined by the General Meeting from profits approved for allocation.

8. The amount of profit distributed may not be higher than the amount of profit shown in the annual financial statement for the last accounting period, reduced by the mandatory allocation to the Reserve Fund under Article 40 para. 2 and by non-settled losses, and increased by retained profits from proceding years and funds created from profits which the Company may use as it sees fit.

9. Where the accounting of the Company includes setting-up expenses as an intangible fixed assets, or where an intangible fixed assets were the object of a non-monetary contribution to the Company, such intangible fixed assets must be depreciated in the accounting no later than within five years after incorporation of the Company or the day such contribution was provided. Should the value of such intangible fixed assets not be entirely depreciated in the accounting, the Company may not pay out a profit share. This shall not apply when funds created from profits, which the Company may use freely as it sees fit and retained profits from previous years are at least as high as the depreciated book value of the said intangible fixed assets.


                                   Article 40

                                  Reserve Fund
                                  ------------

1. The reserve fund serves for settlement of losses of the Company.

2. The Company shall create the Reserve Fund from profits shown in the financial statement for the year in which it attains profit for the first time. It shall transfer to such fund at least 20 per cent of the profit, but no more than 10 per cent of the value of the registered capital. This fund shall be replenished by at least 5 per cent of the profit, until the amount being equal to 20 per cent of the Company's registered capital is reached. The Reserve Fund created in this manner may only be used by the Company to settle a loss.

3. The General Meeting shall take decision on potential further creation of the Reserve Fund over the level defined in the previous paragraph.

4. If the Company decreases the registered capital to transfer the means into the reserve fund for settlement of a future loss, the reserve fund, created in such a level, can be used only for settlement of loss or increase of the registered capital of the Company, if it exceeds the mandatory level as stated in paragraph 2. The Reserve Fund created according to paragraph 5 shall not be taken into account.

5. If the Company shows its own shares or interim certificates in assets part of its books, the reserve fund must achieve the level equal to the value of the shares or interim certificates after deduction of the value created according to paragraph 4 or the obligatory created value according to paragraph 2.

6. It is the Board of Directors that shall decide on the use of the Reserve Fund. Each use of the Reserve Fund has to be announced to the Supervisory Board.


                                   Article 41

                          Settlement of Company Losses
                          ----------------------------

1. The General Meeting decides on a way of settlement of the Company's losses as put forward by the Board of Directors following its review by the Supervisory Board.

2. Potential losses arising on Company operations shall be covered mainly from its Reserve Fund, if not stipulated otherwise by the General Meeting. The use of the Reserve Fund and approval of the use follow from the Article 40.


                                   Article 42

                       Increase in the Registered Capital
                       ----------------------------------

1. An increase in the registered capital shall be decided by the General Meeting under the conditions stipulated by these Articles of Association and generally valid legal regulations in the manner following them. A notarial record must be made of the decision. The Company may increase the registered capital as follows:

    a) by subscription for new shares,

    b) conditionally,

    c) from own resources.

2. The increase in the registered capital shall become effective from the day of its entry in the Commercial Register.


                                   Article 43

        Increase in the Registered Capital by Subscription for New Shares
        -----------------------------------------------------------------

1. The registered capital may be increased by a subscription for new shares only if the shareholders of the Company have paid all previously subscribed shares. This restriction shall not apply if the registered capital is to be increased by a subscription for shares and their issue price is only to be paid by non-monetary contributions.

2. Within 30 days of the General Meeting's resolution to increase the registered capital, the Board of Directors shall file an application for entry of this resolution in the Commercial Register. After such entry, the Board of Directors will make public the resolution, without undue delay. Share subscription may not commence prior to the entry of the General Meeting's resolution into the Commercial Register.

3. Each shareholder has a pre-emptive right to subscribe for a part of the Company's new shares in the scope of his portion of the existing registered capital, provided that such shares are to be subscribed by monetary contributions.

4. A pre-emptive right attached to a shares is separately transferable as of the day when the resolution of the General Meeting concerning the increase in the registered capital was entered in the Commercial Register. A pre-emptive right shall extinguish on expiry of the time-limit set for its exercise.

5. Shareholders' pre-emptive rights may be restricted or eliminated in a resolution of the General Meeting to increase the registered capital only if there is a serious reason to do so on the part of the Company. Pre-emptive rights may be restricted only to the same extent for all owners of the same class of shares. Pre-emptive rights may be eliminated only for all shareholders or for all owners of one class of shares.

6. The General Meeting may decide in its resolution on the registered capital increase that all the shares or a part of the shares that will not be subscribed with enforcement of the pre-emptive right, may be subscribed by the shareholders on the basis of an agreement according to Section 205 of the Commercial Code, or offered to a particular interested person or persons, or determine a way of selection of such persons interested. Unless the General Meeting's decision contains the above-mentioned data, the shares shall be offered for subscription by means of a public notice.


                                   Article 44

                 Conditional Increase in the Registered Capital
                 ----------------------------------------------

1. When the General Meeting decides to issue convertible bonds or bonds with attached pre-emptive rigthts, it shall concurrently decide on an increase in the registered capital in the extent to which rights of exchange arising from convertible bonds, or pre-emptive rights from bonds carrying pre-emptive rights may be exercised ("a conditional increase in the registered capital").

2. The amount of the conditional increase in the registered capital may not exceed one half of the registered capital entered in the Commercial Register on the day when the General Meeting passes the resolution on the issue of the bonds.

3. The issue of convertible bonds and bonds carrying pre-emptive rights cannot start until the General Meeting's resolution is entered in the Commercial Register and until it is made public.

4. The Company shall issue shares in the amount of the asserted exchange and pre-emptive rights after the increased capital stock has been entered into the Commercial Register.


                                   Article 45

              Increase in the Registered Capital from Own Resources
              -----------------------------------------------------

1. After approving an annual or extraordinary financial statement and allotting the relevant amount to the Reserve Fund under Article 40 para. 2, the General Meeting may decide to use profit, or its part, or other own resources shown in the financial statement as liabilities of the Company, for increasing the registered capital.

2. A prequisite for an increase in the registered capital is the availability of a financial statement, verified by an auditor without reservations and compiled from data established on a day before eight months have elapsed since the day of the General Meeting's decision.

3. The Company must not increase the registered capital from its own resources, if its net business assets do not reach the value of the registered capital increased by the mandatory part of the reserve fund according to Section 161d of the Commercial Code, and by a part of the reserve fund created according to
Section 216a and 217 of the Commercial Code that can be used only for settlement of a loss.

4. Neither the reserve fund created according to Section 161d of the Commercial Code nor the mandatory created Reserve Fund for settlement of the Company losses can be used for registered capital increase.

5. The registered capital cannot be increased more than is the difference between the value of net business assets and the sum of the value of registered capital and mandatory part of the Reserve Fund according to Section 161d of the Commercial Code and mandatory reserve fund for settlement of losses of the Company according to Section 216a and 217 of the Commercial Code.

6. The registered capital shall be increased from own resources of the Company either by issue of new shares with their free distribution among the shareholders according to the nominal values of their shares or by increase in the nominal value of current shares.


                                   Article 46

          Increase in the Registered Capital by the Board of Directors
          ------------------------------------------------------------

1. The General Meeting may authorize the Board of Directors to take a decision on registered capital increase under the conditions stipulated by these Articles of Association and common mandatory legal regulations and in the way following from them, namely by subscribing the shares or from own resources of the Company with the exception of retained profit, however not more than by a third of current amount of the registered capital in the time of decision-making by the Board of Directors (hereinafter only "the authorization to increase the registered capital"). If the Board of Directors is authorized to increase the registered capital by non-monetary deposits, the authorization shall include also the specification of the Company's body that will decide of evaluating the non-monetary deposit on the basis of an expert opinion.

2. An authorization to increase the registered capital may be given to five years as a maximum of the day of the General Meeting that reached a decision on an increase in the registered capital.

3. On decision-making of the Board of Directors on registered capital increase by subscription of new shares, the priority of shareholders to subscription of a part of the new shares of the Company corresponding to their share in the registered capital must not be limited or excluded.

4. The consent of all members of the Board of Directors is required to pass the decision on increasing the registered capital, and the decision shall be recorded in the form of a notarial record. The registered capital increase must not be decided out of the Board of Directors' meeting in the way as set forth in
Article 21.


                                   Article 47

                           Registered Capital Decrease
                           ---------------------------

1. The General Meeting decides on decreasing the registered capital of the Company. Namely, it shall be made under conditions stated by these Articles of Association and common mandatory legal regulations and in the way following from them. A notarial record shall be made of the decision.

2. The registered capital must not be decreased under its minimum level stated by law. The decrease in the registered capital must not worsen settlement of debts.

3. If the Company shall decrease the registered capital, it shall use its own shares or provisional certificates, if it has owned them. In the other cases of registered capital decrease the Company shall use mainly its own shares or provisional certificates for decreasing the registered capital. The registered capital can be decreased in different way only if the former way is not sufficient to decrease the registered capital to the level stated by the General Meeting. If the registered capital is decreased only utilizing the own shares or provisional certificates owned by the Company, the stipulation on separate voting by individual types of shares shall not be applied.

4. If the Company does not own any own shares or provisional certificates or if use of its own shares or provisional certificates according to paragraph 3 is not enough to decrease the registered capital, the registered capital shall be decreased by decreasing the nominal value of the shares or of unpaid shares substituted by provisional certificates, or by withdrawal the shares from circulation or by not issuing the unpaid shares instead of the provisional certificates.


                                   Article 48

      Registered Capital Decrease by Decreasing Nominal Value of Shares and
      ---------------------------------------------------------------------

                              Interim Certificates
                              --------------------

1. If the nominal value of shares or unpaid shares is decreased, it shall be decreased proportionally for all shares of the Company.

2. Decreasing the nominal value of shares or unpaid shares, for which interim certificates were issued, shall be performed by replacement of the shares or interim certificates for the ones of lower nominal value, or by identification of the lower nominal value on existing shares or interim certificates with confirmation by signature of the members of the Board of Directors authorized to act on behalf of the Company, and that in compliance with the General Meeting's decision.


                                   Article 49

   Registered Capital Decrease by Withdrawal of Shares on the Basis of Public
   --------------------------------------------------------------------------

                                    Proposal
                                    --------

1. The General Meeting can decide that the registered capital is to be decreased by withdrawal of shares from the market on the basis of public proposal of a contract for purchase of the shares. If it is the case, the General Meeting's decision can state that the registered capital:

    a) shall be decreased by nominal value of the shares to be withdrawn from circulation on the basis of public proposal of the contract;

    b) shall be decreased by a fixed amount.

2. The public proposal of the contract for purchase of shares to withdraw them from circulation or of free withdrawal of the shares from the market shall be sent by the Board of Directors to all shareholders by registered mail. The purchase price due term and the period for submission of certificated shares of the Company must not proceed the date of entry of the registered capital decrease in the Commercial Register. If a shareholder does not submit the certificated shares of the Company within the specified term, he will lose relevant rights until their submission. If the shares are not submitted on the Board of Directors' call even within an additional period, the Board of Directors shall declare them invalid.

3. If the registered capital is to be decreased according to paragraph 1 a), the General Meeting's decision shall contain authorization of the Board of Directors to apply for entry of the registered capital amount in the Commercial Register, in the extent corresponding to the approved public proposal for the contract.


                                   Article 50

           Registered Capital Decrease by Abandonment of a Share Issue
           -----------------------------------------------------------

1. The General Meeting can decide that the registered capital is to be decreased by abandonment of a share issue in the extent corresponding to the unpaid nominal value of the shares by subscribers, if the Company does not proceed according to Section 177 para. 4 to 7 of the Commercial Code.

2. Abandonment of a issue of the unpaid shares shall be performed in such a way that the Board of Directors will ask the shareholder, who has failed to pay the issue price or its part, to return the interim certificate, while the Company will not issue the shares substituted by the interim certificate and return the subscriber the issue price paid until then after deduction of the Company titles toward the subscriber without unreasonable delay after the entry of the registered capital decrease in the Commercial Register. If the shareholder does not submit the interim certificate in a prescribed period, he will lose the related titles until the interim certificate is submitted. If the interim certificate is not submitted on the Board of Directors' call even within an additional period, the Board of Directors shall declare it invalid.


                                       VI.

                    WINDING-UP AND DISSOLUTION OF THE COMPANY

                                   Article 51

                         Way of the Company's winding-up
                         -------------------------------

The Company can be dissolved:

a) by General Meeting's decision on winding-up of the Company and of its transformation into another company form or a co-operative or on amalgamation, merger or division of the Company;

b) by the date stated in the General Meeting's decision on winding-up of the Company with liquidation; otherwise by the date of acceptance of the decision;

c) by the date stated in the court's decision on winding-up of the Company; otherwise by the date of effectiveness of such a decision;

d) by cancellation of the bankruptcy proceedings after fulfilment of the distribution schedule, or by cancellation of the bankruptcy proceeding for the reason that the bankrupt's property is not enough to pay the costs of bankruptcy proceeding, or by refusal of the proposal for declaration of bankruptcy because of insufficient property.


                                   Article 52

               General Meeting's Decision on Company Winding-up
               ------------------------------------------------

A notarial record shall be made of all decisions of the General Meeting regarding all matters specified in Article 49 para. a) and b).


                                   Article 53

                               Company's Liquidation
                               ---------------------

1. The way of the Company's liquidation on its winding-up shall follow generally binding legal terms.

2. The General Meeting shall decide the method of settlement of the liquidation balance of the Company's assets, while the liquidation balance shall be divided among the shareholders proportionally to nominal values of their shares.


                                   Article 54

                              Company's Dissolution
                              ---------------------

The Company is dissolved by erasing from the Commercial Register.



                                      VII.

                               FINAL PROVISIONS


                                   Article 55

                                     Notices
                                     -------

1. The facts stated by generally binding legal regulations, these Articles of Association or decisions of the General Meeting shall be published by the Company in the Commercial Bulletin.

2. The Company shall send written documents intended for shareholders owning the inscribed shares by registered mail to their addresses put down in the list of shareholders. The written documents intended for the other persons shall be sent to their addresses given to the Company.


                                   Article 56

          Legal Relations in the Company and Settlement of Disputes
          ---------------------------------------------------------

1. Company establishment, legal relations and dissolution as well as any legal relations resulting from the Articles of Association and labor or other relations within the Company including the relations resulting from sickness insurance and social security system shall be subject to the Czech generally binding legal regulations.

2. Potential disputes between the shareholders and Company, disputes between the Company and the members of its bodies as well as disputes between the shareholders relating their participation in the Company shall be settled out of court. If failed, the dispute shall be put before and decided by relevant court of the Czech Republic.


                                   Article 57

              Amendments and Changes of the Articles of Association
              -----------------------------------------------------

1. Any amendments and changes of the Articles of Association shall be decided by the General Meeting following a proposal of the Board of Directors or on the basis of counterproposals of the shareholders present at the General Meeting, or following a proposal of the Supervisory Board, if the Supervisory Board has convened the General Meeting and proposed necessary actions.

2. If the Company decides increase or decrease the registered capital, a distribution of shares, change of form or type of shares or limitation of or change in transferability of inscribed shares, the relevant change in the Articles of Association becomes effective on the date of entry of these facts in the Commercial Register. The other changes in the Articles of Association become effective in the moment of their acceptance by the General Meeting, if a later effective date does not follow from the General Meeting's decision or from the law.


                                   Article 58

                              Interpretation Clause
                              ---------------------

1. If a provision of the Articles of Association becomes invalid, ineffective or questionable because of changes in regulations, the other provisions of the Articles of Association shall not be affected by the fact. Such a provision shall be replaced either by a provision of relevant generally binding legal regulation nearest to the intended purpose of the Articles by its character and purpose, or, in absence of such a regulation, by a method of solution common in business relations.

2. Anywhere the term "shares" is used in the Articles of Association, it shall mean the shares of the Company. Anywhere a reference to an article or paragraph in the Articles of Association without detailed identification is made, it shall mean the provision of these Articles of Association.